Confidential Treatment Requested: Information for which confidential treatment has been requested is omitted and is noted with asterisks. An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

Exhibit 10.3
AMENDMENT NO. 8 TO SERVICING AGREEMENT
This Amendment No. 8 to Servicing Agreement (“Amendment No. 8”) is made and entered into as of June 1, 2017 (“Amendment No. 8 Effective Date”) by and between Blackhawk Network, Inc., an Arizona corporation (“Servicer”), and MetaBank, dba Meta Payment Systems, a federal savings bank (“Bank”) and relates to that certain Servicing Agreement dated March 30, 2012, by and between Servicer and Bank, as amended by Amendment No. 1 to Servicing Agreement, dated November 5, 2012 (“Amendment No. 1”), Amendment No. 2 to Servicing Agreement, dated October 31, 2013 (“Amendment No. 2”), the First Addendum to Servicing Agreement, dated May 30, 2014 (“Addendum No. 1”), Amendment No. 3 to Servicing Agreement, dated June 13, 2014 (“Amendment No. 3”), the Second Addendum to Servicing Agreement, dated October 1, 2015 (“Addendum No. 2”), Amendment No. 4 to Servicing Agreement dated May 6, 2016 (“Amendment No. 4”), Amendment No. 5 to Servicing Agreement dated June 16, 2016 (“Amendment No. 5”), Amendment No. 6 to Servicing Agreement dated December 21, 2016 (“Amendment No. 6”), and Amendment No. 7 to Servicing Agreement dated March 24, 2017 (“Amendment No. 7”) (together, the “Agreement”). Each of Servicer and Bank may be referred to herein as a “Party” or collectively as the “Parties”. Capitalized terms used herein but not otherwise defined in this Amendment shall have the meaning assigned to them in the Agreement (as hereinafter defined and as amended herein).
RECITALS
Whereas, the Parties desire to amend the Agreement as more fully set forth below.
AGREEMENT
NOW, THEREFORE, each of the Parties for good and valuable consideration exchanged and intending to be legally bound, hereby mutually agree as follows:

1.	Section 1.1 of the Agreement is amended by adding or amending the following definitions:
“Discount to Face Amount” means the Discount to Face Rate multiplied by the amount Loaded to a Private Label Card.
“Discount to Face Rate” means the portion (expressed as a decimal) of the funds added via a Load of a Private Label Card that Bank will remit to Servicer to hold until settled back to the Bank via the Redemption Settlement or Discount to Face Settlement Procedures in Schedule G. Unless the Parties agree otherwise, the Discount to Face Rate shall be [**].
“Guaranteed Payment Rate” has the meaning set forth in Schedule G.
“Initial Breakage Estimate” has the meaning set forth in Schedule G.
“Private Label Card” means a Card: (i) that is non-reloadable; (ii) that may be variable load or fixed denomination, (iii) that may be physical or electronic; (iv) for which Transactions are submitted through a System; (v) that can be redeemed only to make purchases of goods and services at a single merchant, an affiliated group of merchants, or a limited group of merchants specified on the Card, with the card packaging, on a specified website, or otherwise; (vi) for which the funds associated with the Card will not expire; (vii) for which there are no fees (either upon or after purchase) associated with the Card; (viii) that is not subject to the federal Prepaid Accounts Rule; (ix) for which the merchant(s) where the Card can be redeemed have agreed with Servicer that Transactions will be subject to a specific rate of Interchange; and (x) that is not an Incentive Card.
“Private Label Card Plan” or “Plan” means a Private Label Card with particular characteristics, as approved by the Bank.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested: Information for which confidential treatment has been requested is omitted and is noted with asterisks. An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

“PL Vintage” has the meaning set forth in Exhibit F.

2.	In Section 3.3(a) of the Agreement, the words “and System(s) enabled on” are added after the words “The design of” and before the words “each Card issued.”

3.	The first sentence of Section 3.3(b) of the Agreement is deleted and replaced with the following:
The terms and conditions applicable to each Card offered pursuant to a Program shall be determined by Bank and (with the exception of Private Label Card Programs, which may or may not have a Cardholder Agreement as determined by Bank) set forth in a Cardholder Agreement between Bank and each Cardholder

4.
The language added to Section II(b) of Schedule A to the Agreement by Amendment No. 7 is hereby deleted. The following language is added as a separate paragraph after the remainder of the first paragraph of Section II(b) of Schedule A (as amended by Amendment No. 3) and before the current second paragraph of Section II(b) of Schedule A (which now becomes the third paragraph of the Section):

For [**] occurring on or after [**], the [**] shall be as follows:

(1)
For [**] other than [**], the [**] shall be [**] of the [**] of all [**] that were [**] during the [**] that is [**] prior to the [**]. The applicable [**] for these [**] are set forth in Attachment 2 to Amendment No. 7.

(2)	For [**], the [**] shall be calculated and paid pursuant to Schedule F.

(3)	For [**], the [**] shall not be applied to [**].
Otherwise, Section II(b) of Schedule A to the Agreement remains unchanged.

5.	The following shall be added as Section II(e)(iv) of Schedule A to the Agreement:
Notwithstanding (i)-(iii) above, for each Private Label Card that is Loaded, Servicer will pay Bank a Card Fee as follows:

Private Label Cards Loaded in Given Month	Per Card Fee
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

6.	The following shall be added as Section II(g) of Schedule A to the Agreement:

(g)	In addition to any other compensation set forth in this Agreement, Servicer shall earn further compensation for Private Label Cards as set forth in Schedule F.

7.	Schedule E to the Agreement is amended by adding the following language:
Notwithstanding any other provision of this Schedule E, the Supplemental Fee rate set forth in Schedule E shall not apply to Private Label Cards, and the Supplemental Fee for each Private Label Card shall be determined as set forth in Schedule F.

8.	Schedule F to this Amendment No. 8 is added to the Agreement as Schedule F to the Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested: Information for which confidential treatment has been requested is omitted and is noted with asterisks. An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

9.	This Amendment No. 8 will terminate in its entirety effective March 1, 2018.

10.
Except as specifically modified by this Amendment No. 8, the Agreement shall remain in full force and effect. This Amendment No. 8 may not be amended or modified except pursuant to a written agreement signed by each of the Parties hereto. This Amendment shall bind, and inure to the benefit of, Servicer and Bank and their successors and permitted assigns. This Amendment No. 8 may be executed in counterparts, which execution may be by facsimile or other electronic means, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment is executed by the Parties’ authorized officers or representatives and shall be effective as of the Amendment No. 8 Effective Date.

Blackhawk Network, Inc.	MetaBank, dba Meta Payment Systems
By: /s/ Talbott Roche	By: /s/ Brad C. Hanson
Name: Talbott Roche	Name: Brad C. Hanson
Title: CEO	Title: President
Date: August 18, 2017	Date: August 18, 2017

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested: Information for which confidential treatment has been requested is omitted and is noted with asterisks. An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

Schedule F
Servicer Compensation for Private Label Cards

I.	Definitions: The following definitions will apply for purposes of this Schedule F:

A.	“Breakage Differential” has the meaning set forth in Section VI of this Schedule F.

B.	“Breakage Overpayment Amount” is the running total that starts at zero and to which amounts will be added or subtracted as described in Section VI of this Schedule F.

C.	“Final Breakage Estimate” has the meaning set forth in Section III of this Schedule F.

D.	“Final Breakage Estimate Value” means, for each PL Vintage, the Final Breakage Estimate multiplied by the PL Vintage Load Value.

E.	“Guaranteed Amount” means, for each PL Vintage, the Guaranteed Payment Rate multiplied by the Initial Breakage Estimate Value.

F.
“Guaranteed Payment Rate” means, for each PL Vintage, that portion of the Initial Breakage Estimate Value that Bank must pay Servicer as Supplemental Fees and shall be [**] unless otherwise agreed upon by the Parties.

G.	“Initial Breakage Estimate” has the meaning set forth in Section III of this Schedule F.

H.	“Initial Breakage Estimate Value” means, for each PL Vintage, the Initial Breakage Estimate multiplied by the PL Vintage Load Value.

I.	“PL Vintage Initial Quarter” means the calendar quarter in which a PL Vintage began.

J.	“PL Vintage Load Value” means, for each Vintage, the total dollar value Loaded to Cards in that PL Vintage.

K.
“Quarterly Private Label Vintage” or “PL Vintage” means the Private Label Cards in a particular Private Label Card Plan that were Loaded during a particular calendar quarter. As an example, if there were a Merchant X Plan, then the Private Label Cards for that Plan Loaded between January 1, 2018 and March 31, 2018 would be the Q1 2018 PL Vintage for that Plan; the Private Label Cards for that Plan Loaded between April 1, 2018 and June 30, 2018 would be the Q2 2018 PL Vintage for that Plan; and so forth.

L.	“[**] Aging Date” is the last day of the month that is [**] following the end of the PL Vintage Initial Quarter.

II.
Servicer has entered into an agreement (the “Breakage Calculation Agreement”) with a third party service provider (the “Breakage Calculation Service Provider” or “BCSP”) pursuant to which Servicer has retained the Breakage Calculation Service Provider to provide, inter alia, the services set forth in this Schedule F to be responsibilities of the BCSP. [**]. All fees and expenses of the BSCP pursuant to this Schedule F shall be paid by Servicer.

III.	BCSP’s Duties : For each PL Vintage of each Private Label Card Plan, the BSCP will calculate the following:

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested: Information for which confidential treatment has been requested is omitted and is noted with asterisks. An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

A.
An initial estimate of the portion of the balances of that PL Vintage that will never be redeemed (as a decimal, the “Initial Breakage Estimate”). The Initial Breakage Estimate for each PL Vintage generally will be made before the first Card in that PL Vintage is Loaded and will always be made before the payment of the Guaranteed Amount is due.

B.
A final estimate of the portion of the balances of that PL Vintage that will never be redeemed (as a decimal, the “Final Breakage Estimate”). The Final Breakage Estimate will be made shortly after [**] have passed since the end of the PL Vintage Initial Quarter.

IV.	Bank to Remit Discount to Face Amount; Servicer May Offset

A.	As set forth in Section I(a) of Schedule A, Servicer will initially remit to Bank the amount initially Loaded to a Private Label Card.

B.	Bank will remit to Servicer the Discount to Face Amount on the same time frame as Servicer remits to Bank the amount initially Loaded to the Card under Section IV.A above.

C.
Servicer may offset Bank’s remittance to Servicer against Servicer’s remittance to Bank. Thus, Servicer may elect to remit to Bank only the amount initially loaded to the Card less the Discount to Face Amount. Servicer will retain the Discount to Face Percentage of such amount.

V.	Payment of Supplemental Fees After PL Vintage is [**] Old

A.
For each PL Vintage, Servicer will compute the Guaranteed Amount after the end of the PL Vintage Initial Quarter (at which point, the PL Vintage Load Value will be finalized), and Bank will validate the Guaranteed Amount based on reporting from the BCSP.

B.
Following the date that is [**] following the last day of the PL Vintage Initial Quarter, Servicer will invoice Bank for the Guaranteed Amount, and Bank will remit the Guaranteed Amount to Servicer as Supplemental Fees within thirty (30) days of Servicer’s invoice.

VI.	Additional Payment of Supplemental Fees After PL Vintage is [**] Old;

A.
Following the date that is [**] following the last day of the PL Vintage Initial Quarter, Servicer will compute the Final Breakage Estimate Value, and Bank shall validate the Final Breakage Estimate Value based on reporting from the BCSP.

B.	If the Final Breakage Estimate Value is less than the Guaranteed Amount, the difference will be added to the Breakage Overpayment Amount, and no payment under this Section VI will be made.

C.	If the Final Breakage Estimate Value is greater than the Guaranteed Amount, the difference is the “Breakage Differential”:

1.
If the Breakage Differential is less than the Breakage Overpayment Amount, the Breakage Overpayment Amount will be reduced by the amount of the Breakage Differential and no payment under this Section VI will be made.

2.
If the Breakage Differential is greater than the Breakage Overpayment Amount, the Breakage Differential will be reduced by the Breakage Overpayment Amount (if any), and the Breakage Overpayment Amount will be reset to zero.

3.	Servicer will invoice Bank for the Breakage Differential (as reduced by Section VI.C.2), and Bank will remit such amount to Servicer as supplemental fees within thirty (30) days of Servicer’s invoice.

VII.	Discount to Face True-Ups:

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested: Information for which confidential treatment has been requested is omitted and is noted with asterisks. An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

A.	Upon Card Transactions:

1.	For Transactions Through the [**] Aging Date:

a.	For each PL Vintage, after the [**] Aging Date, Servicer will compute the following amount:
(Total Transaction value of Cards in PL Vintage for dates up to and including the [**] Aging Date) x (Discount to Face Rate for the Plan applicable to the PL Vintage)

b.	Servicer will remit the amount in VII.A.1.a above to Bank within thirty (30) days after the [**] Aging Date.

c.
Prior to the [**] Aging Date, if the Total Transaction value of the PL Vintage is greater than the total Load amount of the PL Vintage less the Discount to Face Amount for the PL Vintage, the parties will meet promptly and resolve the issue in good faith.

2.	Subsequent Payments

a.	For each PL Vintage, at the end of each calendar quarter ending after the [**] Aging Date, Servicer will compute the following amount:
(Total Transaction value of Cards in PL Vintage during the calendar quarter in question) x (Discount to Face Rate for the Plan applicable to the PL Vintage)

b.	Servicer will remit the amount in Section VII.A.2.a above to Bank within thirty (30) days after the end of the applicable calendar quarter.

B.	Upon Payment of Supplemental Fees:

1.
For each PL Vintage, whenever Bank pays Servicer Supplemental Fees under Sections V or VI of this Schedule F, Servicer will pay Bank a Discount to Face True-Up equal to the amount of Supplemental Fees paid multiplied by the Discount to Face Rate for the Plan that applies to the PL Vintage.

2.	Servicer will remit the amount in Section VII.B.1 above to Bank within thirty (30) days after Bank receives the invoice for the applicable Supplemental Fees.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.